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                                                                     EXHIBIT 5.1


                    [AXELROD, SMITH & KIRSHBAUM LETTERHEAD]





                               February 10, 1997



James S. Percell, President
Environmental Safeguards, Inc.
2600 South Loop West
Suite 445
Houston, Texas  77054

Dear Mr.Percell:

       As counsel for Environmental Safeguards Inc., a Nevada corporation ("Company"), you have requested our firm to render this opinion in connection with the registration statement of the Company on Form SB-2 ("Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission relating to the resale of 2,304,792 shares of common stock, par value $.001 per share (the "Common Stock") by certain security holders of the Company. Of the total number of shares (i) 1,934,792 shares of Common Stock were issued to the holders of its $1,110,000 face amount 10% Convertible Debentures issued in June, 1996 (the "Debentures"), pursuant to the mandatory conversion feature of the Debentures and (ii) 370,000 shares of Common Stock are currently outstanding shares of the Company's Common Stock owned by a certain security holder of the Company.

       We are familiar with the Registration Statement and the registration contemplated thereby. In giving this opinion, we have reviewed the Registration Statement and such other documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified.

       Based upon the foregoing, we are of the opinion that:

       1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.
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James S. Percell
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February 10, 1997


       2. The shares of Common Stock to be issued pursuant to the mandatory conversion feature of the Debentures are validly authorized and, upon conversion of the Debentures in accordance with their terms, will be validly issued, fully paid and nonassessable.

       We consent to the use in the Registration Statement of the reference to Axelrod, Smith, & Kirshbaum under the heading "Legal Matters."

       This opinion is conditioned upon the Registration Statement being declared effective by the Securities and Exchange Commission and upon compliance by the Company with all applicable provisions of the Act and such state securities rules, regulations and laws as may be applicable.

                                        Very truly yours,


                                    /s/ Axelrod Smith & Kirshbaum